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                                                                 Exhibit 99.g(3)

                       STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                            KOBRICK INVESTMENT TRUST
                              Kobrick Capital Fund
                          Kobrick Emerging Growth Fund
                               Kobrick Growth Fund


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      I.    Administration

            A. Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

            The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


                            ANNUAL FEES PER PORTFOLIO

                                                   A. Custody, Portfolio
         Fund Net Assets                           and Fund Accounting
         ---------------                           ---------------------

         First $20 Million                                  1/15 of 1%
         Next $80 Million                                   1/30 of 1%
         Excess                                             1/100 of 1%

         Minimum Monthly Charges                            $2,500


                  MONTHLY FEE FOR EACH ADDITIONAL CLASS OF SHARES

                      Second Class                   $1,000
                      All Other Classes                $250


      II. GLOBAL CUSTODY - Comprised of asset charges and transaction charges.

              Country Grouping


         Group I      Group II      Group III      Group IV          Group V
         -------      --------      ---------      --------          -------

         Euroclear    Austria       Australia      Denmark           Mexico
                      Canada        Belgium        Finland           Portugal
                      W. Germany    Netherlands    France            Spain
                      Hong Kong     New Zealand    Italy             Sweden
                      Japan         Norway         Malaysia          Emerging
                                    Singapore      Thailand          Market
                                    Switzerland    United Kingdom    Countries


               ASSET CHARGE (BASIS POINTS):


                            Group I   Group II   Group III  Group IV  Group V
                            -------   --------   ---------  --------  -------

          First $50 Million     5         12         15         18        25
          Next $50 Million      4.5       10         13         16        25
          Over $100 Million     4          8         11         14        25


              TRANSACTION CHARGE:

                     Group I     Group II   Group III    Group IV    Group V
                     -------     --------   ---------    --------    -------

                       $25         $30         $45         $60         $75


      III.     Portfolio Trades - For each line item processed

               State Street Bank Repos                      $ 7.00

               DTC or Fed Book Entry                        $10.00

               New York Physical Settlements                $25.00

               PTC Purchase, Sale, Deposit or Withdrawal    $20.00

               All Other Trades                             $16.00

               Third Party Foreign Exchanges (FX's)         $50.00


IV.   Options

      Option charge for each option written or closing contract,
      per issue, per broker                                            $25.00

      Option expiration charge, per issue, per broker                  $15.00

      Option exercised charge, per issue, per broker                   $15.00


      V.    Interest Rate Futures

            Transactions -- no security movement                       $ 8.00


      VI.   Principal Reduction Payments

            Per Paydown                                                $10.00


      VII.  Dividend Charges (For items held at the Request of
            Traders over record date in street form)                   $50.00


      VIII. Special Services

            Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.


      IX.   SEC Yields

            For each portfolio maintained, monthly charge is based on the number of holdings as followed:

                                              Second Class    All Add'l Classes
Holding Per Portfolio       Monthly Charge   Monthly Charge     Monthly Charge
---------------------       --------------   --------------   -----------------

0-50                             $250            $200               $100
50-100                           $300            $250               $150
over 100                         $350            $300               $200


      X.    Out-of-Pocket Expenses

            A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

            Telephone
            Wire Charges ($5.25 per wire in and $5.00 out)
            Postage and Insurance
            Courier Service
            Duplicating
            Legal Fees
            Supplies related to fund records
            Rush Transfer -- $8.00 each
            Transfer Fees
            Subcustodian Charges
            Price Waterhouse Audit Letter
            Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15.00 each
            PTC Deposit/Withdrawal for same day turnarounds - $50.00


KOBRICK INVESTMENT TRUST               STATE STREET BANK & TRUST COMPANY

By: /s/ Frederick R. Kobrick           By: /s/ Timothy J. Panaro
    --------------------------             --------------------------
Frederick R. Kobrick                   Timothy J. Panaro

Title:  President                      Title:  Vice President

Date: October 1, 1999                  Date: October 5, 1999
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                       STATE STREET BANK AND TRUST COMPANY

                      Fee Information for Automated Pricing

                            KOBRICK INVESTMENT TRUST

This service provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees.

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Monthly charges for the State Street Bank Automated Pricing System are
determined by:

1.    Mix of security positions.
2.    The number of positions that are priced during the month.

      Monthly Base Fee                                            $200.00

      Monthly Quote Charge:

      - Municipal Bonds via Muller Data                            $16.00

      - Municipal Bonds via Kenny Information Systems              $16.00

      - Government, Corporate and Convertible Bonds via
        Merrill Lynch                                              $11.00

      - Corporate and Government Bonds via  Muller Data            $11.00

      - Options, Futures and Private Placements                     $6.00

      - Foreign Equities, OTC Equities, and Bonds                   $6.00

      - Listed Equities, OTC Equities, and Bonds                    $6.00

      - Corporate, Municipal, Convertible and Government Bonds,
        Adjustable Rate Preferred Stocks via IDSI                   $6.00


For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

KOBRICK INVESTMENT TRUST           STATE STREET BANK & TRUST COMPANY

By: /s/ Frederick R. Kobrick       By: /s/ Timothy J. Panaro
    --------------------------     --------------------------
        Frederick R. Kobrick               Timothy J. Panaro
Title:  President                  Title:  Vice President

Date: October 1, 1999              Date: October 5, 1999